Exhibit 10.1
Fiscal Year 2007 Annual Base Salaries for Named Executive Officers
Effective April 23, 2006

		Fiscal 2007
Name	Title	Base Salary
Marvin J. Girouard	Chairman and Chief Executive Officer	$1,000,000
Charles H. Turner	Executive Vice President, Finance and Chief Financial Officer	$380,000
Jay R. Jacobs	Executive Vice President, Merchandising	$380,000
E. Mitchell Weatherly	Executive Vice President, Stores	$340,000
Phil E. Schneider	Executive Vice President, Marketing	$285,000
David A. Walker	Executive Vice President, Logistics and Allocations	$285,000